As filed with the Securities and Exchange Commission on June 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vicarious Surgical Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2678169
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

78 Fourth Avenue

Waltham, Massachusetts 02451

(Address, including zip code, of registrant’s principal executive offices)

2021 Equity Incentive Plan, as amended

(Full Title of the Plan)

Adam Sachs

Chief Executive Officer

Vicarious Surgical Inc.

78 Fourth Avenue

Waltham, Massachusetts 02451

Telephone: (617) 868-1700

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 6,590,000 additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Vicarious Surgical Inc. (the “Registrant”) for issuance under the Vicarious Surgical Inc. 2021 Equity Incentive Plan, as amended, which was approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders on June 1, 2022. This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-261455) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 2, 2021 (SEC File No. 333-261455) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Certificate of Incorporation of Vicarious Surgical Inc.		Form 8-K (Exhibit 3.1)	9/23/2021	001-39384

4.2	Amended and Restated Bylaws of Vicarious Surgical Inc.		Form 8-K (Exhibit 3.2)	9/23/2021	001-39384

4.3	Specimen Class A Common Stock Certificate.		Form 8-K (Exhibit 4.1)	9/23/2021	001-39384

4.4	Warrant Agreement, dated as of July 14, 2020, by and between Vicarious Surgical Inc. (formerly D8 Holdings Corp.) and Continental Stock Transfer & Trust Company		Form 8-K (Exhibit 4.1)	7/17/2020	001-39384

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Vicarious Surgical Inc.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	Vicarious Surgical Inc. 2021 Equity Incentive Plan, as amended, and forms of agreement thereunder		Form 8-K (Exhibit 10.1)	6/3/2022	001-39384

107	Filing Fee Table	X

+	Denotes management contract or compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, State of Massachusetts, on June 13, 2022.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Adam Sachs
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Adam Sachs and William Kelly, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Adam Sachs	Chief Executive Officer, President and Director	June 13, 2022
Adam Sachs	(Principal Executive Officer)

/s/ William Kelly	Chief Financial Officer and Treasurer	June 13, 2022
William Kelly	(Principal Financial and Accounting Officer)

/s/ David Styka	Chairman	June 13, 2022
David Styka

/s/ Sammy Khalifa	Director	June 13, 2022
Sammy Khalifa

/s/ Samir Kaul	Director	June 13, 2022
Samir Kaul

/s/ Philip Liang	Director	June 13, 2022
Philip Liang

/s/ Ric Fulop	Director	June 13, 2022
Ric Fulop

/s/ Dror Berman	Director	June 13, 2022
Dror Berman

/s/ Donald Tang	Director	June 13, 2022
Donald Tang

/s/ David Ho	Director	June 13, 2022
David Ho

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